Exhibit (i)(4): Consent of Dechert Price & Rhoads, Counsel
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[LETTERHEAD]
                                 Law Offices of

                             DECHERT PRICE & RHOADS
                               1775 Eye St., N.W.
                           Washington, DC 20006-2401


                           Telephone: (202) 261-3300
                              Fax: (202) 261-3333


                                 June 30, 2000

Gardner Lewis Investment Trust
105 North Washington Street
Post Office Box 69
Rocky Mount, NC  27802-0069


             Re: Post-Effective Amendment No. 21 to Registration Statement on Form N-1A for Gardner Lewis Investment Trust ("Trust") (File Nos. 33-53800 and 811-07324)

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Dear Sirs and Madams:

                  We hereby consent to the reference in the Trust's Statements of Additional Information to Dechert Price & Rhoads as counsel to the Trust and to the inclusion of this consent as an exhibit to Post-Effective Amendment No. 21 to the Trust's Registration Statement.



                                               Very truly yours,

                                               /s/ Dechert Price & Rhoads

                                               Dechert Price & Rhoads